                                                                    EXHIBIT 10.2

                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement (the "Agreement") is entered into as of _______, 200__ by and between Ctrip.com International, Ltd., a Cayman Islands company (the "Company") and the undersigned, a [director or officer] of the Company ("Indemnitee").

                                    RECITALS

         1. The Company recognizes that highly competent persons are becoming more reluctant to serve corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against risks of claims and actions against them arising out of their services to the corporation.

         2. The Board of Directors of the Company (the "Board") has determined that the inability to attract and retain highly competent persons to serve the Company is detrimental to the best interests of the Company and its shareholders and that it is reasonable and necessary for the Company to provide adequate protection to such persons against risks of claims and actions against them arising out of their services to the corporation.

         3. The Company and Indemnitee recognize the current impracticability of obtaining adequate director and officer liability insurance, and Indemnitee does not regard the indemnities available under the Company's current memorandum and articles of association (the "Articles of Association") as adequate to protect him against the risks associated with his service to the Company.

         4. The Company is willing to indemnify Indemnitee to the fullest extent permitted by applicable law, and Indemnitee is willing to serve and continue to serve the Company on the condition that he be so indemnified.

                                    AGREEMENT

         In consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

A.       DEFINITIONS

         The following terms shall have the meanings defined below:

         Expenses shall include damages, judgments, fines, penalties, settlements and costs, attorneys' fees and disbursements and costs of attachment or similar bond, investigations, and any expenses paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding.

         Indemnifiable Event means any event or occurrence that takes place either before or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or an officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture or other entity, or was a director or officer of an entity that was a predecessor of the Company or another entity at the request

                                                                    EXHIBIT 10.2

of such predecessor entity, or related to anything done or not done by Indemnitee in any such capacity.

         Participant means a person who is a party to, or witness or participant (including on appeal) in, a Proceeding.

         Proceeding means any threatened, pending, or completed action, suit or proceeding, or any inquiry, hearing or investigation, whether civil, criminal, administrative, investigative or other, in which Indemnitee may be or may have been involved as a party or otherwise by reason of an Indemnifiable Event.

B.       AGREEMENT TO INDEMNIFY

         1. General Agreement. In the event Indemnitee was, is, or becomes a Participant in, or is threatened to be made a Participant in, a Proceeding, the Company shall indemnify the Indemnitee from and against any and all Expenses which Indemnitee is or becomes legally obligated to pay in connection with such Proceeding, to the fullest extent permitted by applicable law.

         2. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits in defense of any Proceeding or in defense of any claim, issue or matter in such Proceeding, Indemnitee shall be indemnified against all Expenses incurred in connection with such Proceeding or such claim, issue or matter, as the case may be.

         3. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of Expenses, but not for the total amount of Expenses, the Company shall indemnify the Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

         4. Exclusions. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification under this
Agreement:

        (a) to the extent that payment is actually made to Indemnitee under a valid, enforceable and collectible insurance policy;

        (b) to the extent that Indemnitee is indemnified and actually paid other than pursuant to this Agreement;

        (c) in connection with a judicial action by or in the right of the Company, in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudicated by final judgment in a court of law to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that any court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as such court shall deem proper;

        (d) in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company, and not by way of defense, unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding; or (ii)

                                                                    EXHIBIT 10.2


the Proceeding is one to enforce indemnification rights under this Agreement or any applicable law;

        (e) if it is proved by final judgment in a court of law or other final adjudication to have been based upon or attributable to the Indemnitee's in fact having gained any personal profit or advantage to which he was not legally entitled;

        (f) for a disgorgement of profits made from the purchase and sale by the Indemnitee of securities pursuant to Section 16(b) of the Exchange Act or similar provisions of any applicable U.S. state statutory law or common law;

        (g) brought about or contributed to by the dishonesty of the Indemnitee seeking payment hereunder; provided, however, that the Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to the Indemnitee establishes that he committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated;

        (h) for any judgment, fine or penalty which the Company is prohibited by applicable law from paying as indemnity; or

        (i) arising out of Indemnitee's breach of an employment agreement with the Company (if any) or any other agreement with the Company or any of its subsidiaries.

         5. No Employment Rights. Nothing in this Agreement is intended to create in Indemnitee any right to continued employment with the Company.

C.       INDEMNIFICATION PROCESS

         1. Notice and Cooperation By Indemnitee. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be given in accordance with Section F.7 below. In addition, Indemnitee shall give the Company such information and cooperation as the Company may reasonably request.

         2. Indemnification Payment.

        (a) Advancement of Expenses. Indemnitee may submit a written request to the Company requesting that the Company advance to Indemnitee all Expenses that may be reasonably incurred by Indemnitee in connection with a Proceeding. The Company shall, within ten business days of receiving such a written request by Indemnitee, advance all requested Expenses to Indemnitee.

        (b) Reimbursement of Expenses. To the extent Indemnitee has not requested any advanced payment of Expenses from the Company, Indemnity shall be entitled to receive reimbursement for the Expenses incurred in connection with a Proceeding from the Company as soon as practicable after Indemnitee makes a written request to the Company for reimbursement.

                                                                    EXHIBIT 10.2

        (c) Determination by the Reviewing Party. Notwithstanding anything foregoing to the contrary, in the event the Reviewing Party informs the Company that Indemnitee is not entitled to indemnification in connection with a Proceeding under this Agreement or applicable law, the Company shall be entitled to be reimbursed by Indemnitee for all the Expenses previously advanced or otherwise paid to Indemnitee in connection with such Proceeding; provided, however, that Indemnitee may bring a suit to enforce his indemnification right in accordance with Section C.3 below.

         3. Suit to Enforce Rights. Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within 30 days after making a written demand in accordance with Section C.2 above, Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court of competent jurisdiction seeking a determination by the court or challenging any determination by the Reviewing Party or any aspect of the Agreement. Any determination by the Reviewing party not challenged by Indemnitee and any judgment entered by the court shall be binding on the Company and Indemnitee.

         4. Assumption of Defense. In the event the Company is obligated under this Agreement to advance any Expenses for any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, upon delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, unless
(i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded, based on written advice of counsel, that there may be a conflict of interest of such counsel retained by the Company between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company ceases or terminates the employment of such counsel with respect to the defense of such Proceeding, in any of which events the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. At all times, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee's expense.

         5. Defense to Indemnification, Burden of Proof and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement that it is not permissible under this Agreement or applicable law for the Company to indemnify the Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under this Agreement, the burden of proving such a defense or determination shall be on the Company. Neither the failure of the Reviewing party or the Company to have made a determination prior to the commencement of such action by Indemnitee that indemnification is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or the Company that Indemnitee had not met such applicable standard of conduct shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

         6. No Settlement Without Consent. The Company shall not settle any Proceeding in any manner that would impose any damage, loss, penalty or limitation on

                                                                    EXHIBIT 10.2


Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement.


         7. Company Participation. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial action if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

         8. Reviewing Party. For purposes of this Agreement, the Reviewing Party with respect to each indemnification request of Indemnitee shall be any person or persons appointed by the Board, none of whom shall be a party to the Proceeding with respect to which Indemnitee is seeking indemnification.

D.       DIRECTOR AND OFFICER LIABILITY INSURANCE

         1. Good Faith Determination. The Company shall from time to time make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses incurred in connection with their services to the Company or to ensure the Company's performance of its indemnification obligations under this Agreement.

         2. Coverage of Indemnitee. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company's directors or officers.

         3. No Obligation. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain any director and officer insurance policy if the Company determines in good faith that such insurance is not reasonably available in the case that (i) premium costs for such insurance are disproportionate to the amount of coverage provided, (ii) the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or (iii) Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

E.       NON-EXCLUSIVITY; FEDERAL PREEMPTION

         1. Non-Exclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Articles of Association, applicable law or any written agreement between Indemnitee and the Company (including its subsidiaries and affiliates). The indemnification provided under this Agreement shall continue to be available to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in any such capacity at the time of any Proceeding.

         2. Federal Preemption. Notwithstanding the foregoing, both the Company and Indemnitee acknowledge that in certain instances, U.S. federal law or public policy may override applicable law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Such instances include, but are not limited to, the U.S. Securities and Exchange Commission's prohibition on indemnification for liabilities

                                                                    EXHIBIT 10.2

arising under certain U.S. federal securities laws. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

F.       MISCELLANEOUS

         1. Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or any delay in exercising any right or remedy shall constitute a waiver.

         2. Subrogation. In the event of payment to Indemnitee by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company to bring suit to enforce such rights.

         3. Assignment; Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party; except that the Company may, without such consent, assign all such rights and obligations to a successor in interest to the Company which assumes all obligations of the Company under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the Company's successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, as well as Indemnitee's spouses, heirs, and personal and legal representatives.

         4. Severability and Construction. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to a court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. In addition, if any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by applicable law. The parties hereto acknowledge that they each have opportunities to have their respective counsels review this Agreement. Accordingly, this Agreement shall be deemed to be the product of both of the parties hereto, and no ambiguity shall be construed in favor of or against either of the parties hereto.

         5. Counterparts. This Agreement may be executed in two counterparts, both of which taken together shall constitute one instrument.

         6. Governing Law. This agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, U.S.A., without giving effect to conflicts of law provisions thereof.

                                                                    EXHIBIT 10.2

         7. Notices. All notices, demands, and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

                  [Address]
                  [Address]
                  [Address]
                  Attention:

         with a copy to:

                  David T. Zhang, Esq.
                  Latham & Watkins LLP
                  20th Floor, Standard Chartered Bank Building
                  4 Des Voeux Road, Central, Hong Kong

         and to Indemnitee at:

                  [Name]
                  [Address]
                  [Address]
                  [Address]

         8. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.


                            (Signature page follows)

                                                                    EXHIBIT 10.2


IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first written above.


COMPANY

Ctrip.com International, Ltd.


------------------------------------------
Name:
Title:



INDEMNITEE

[Name]


------------------------------------------